As filed with the Securities and Exchange Commission on November 4, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MIMEDX GROUP, INC.
(Exact name of Registrant as specified in its charter)

Florida	26-2792552
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1775 West Oak Commons Ct., NE
Marietta, GA	30062
(Address of principal executive offices)	(Zip Code)

MiMedx Group, Inc.
Assumed 2006 Stock Incentive Plan
(Full title of the plan)

Michael J. Senken
MiMedx Group, Inc.
Chief Financial Officer
1775 West Oak Commons Ct., NE
Marietta, GA 30062
(770) 651-9100
(Name, address and telephone number, including area code, of agent for service)
__________________

COPY TO:
David W. Ghegan, Esq.
Troutman Sanders LLP
600 Peachtree Street, NE, Suite 5200
Atlanta, Georgia 30308
(404) 885-3139

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 per share	4,000,000	$9.32 (3)	$37,280,000.00	$4,331.94

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also includes an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents increase of 4,000,000 shares available shares for issuance under the MiMedx Group, Inc. Assumed 2006 Incentive Plan.

(3)
Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Stock Market LLC on October 28, 2014.

REGISTRATION OF ADDITIONAL SECURITIES – STATEMENT PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

MiMedx Group, Inc. (the “Company”) has previously registered an aggregate of 22,500,000 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) by filing with the Securities and Exchange Commission (i) a Registration Statement on Form S-8 (File No. 333-189784) on July 3, 2013 (the 2013 Registration Statement), (ii) a Registration Statement on Form S-8 (File No. 333-183991) on September 19, 2012 (the “2012 Registration Statement”), and (iii) a Registration Statement on Form S-8 (File No. 333-153255) on August 29, 2008 (the “2008 Registration Statement”), in each case, relating to shares of Common Stock to be offered and sold under the Company’s Assumed 2006 Stock Incentive Plan, as amended (the “Incentive Plan”).  The Company is hereby registering an additional 4,000,000 shares of Common Stock available for issuance under the Incentive Plan.  Pursuant to and as permitted by General Instruction E to Form S-8, the contents of the 2008 Registration Statement, the 2012 Registration Statement and the 2013 Registration Statement are hereby incorporated by reference herein, and the opinions and consents listed in Item 8 below are attached hereto.

Part I - Information Required in the Section 10(a) Prospectus

Item 1.        General Plan Information.

Not required to be filed with this Registration Statement*

Item 2.        Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement*

* The documents containing the information specified in “Item 1. General Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of this Registration Statement will be sent or given to participants of the Plan as specified by Rule 428(b)(1) under the Securities Act.  As permitted by Part I of Form S-8, such documents are not required to be, and are not, filed with the U.S. Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II - Information Required in the Registration Statement

Item 3.          Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

(a)            Annual Report on Form 10-K for the year ended December 31, 2013, filed on March 4, 2014 and Form 10-K/A filed on April 30, 2014;

(b)            Quarterly Reports on Form 10-Q filed on May 12, 2014 and August 11, 2014;

(c)            Current Reports on Form 8-K filed on March 3, 2014, May 13, 2014 and July 31, 2014; and

(d)           The description of the Company's Common Stock, no par value, contained in our Form 8-A Registration Statement filed April 22, 2013, including any amendment or report filed for the purpose of updating such description;

In addition, all reports and documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters then remaining unsold, shall be deemed to be incorporated by reference herein and to made a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.  Exhibits.

The following exhibits are filed as a part of this Registration Statement:

Number	Description

3.1	Articles of Incorporation as filed with the Secretary of State of Florida on March 31, 2008 (incorporated by reference to Exhibit 3.1 filed with the Registrant's Form 10-Q on August 8, 2013)

3.1.1
Articles of Amendment to Articles of Incorporation as filed with the Secretary of the State of Florida on May 14, 2010 (incorporated by reference to Exhibit 3.2 filed with the Registrant's Form 10-Q on August 8, 2013)

3.1.2
Articles of Amendment to Articles of Incorporation as filed with the Secretary of the State of Florida on August 8, 2012 (incorporated by reference to Exhibit 3.3 filed with the Registrant's Form 10-Q on August 8, 2013)

3.1.3
Articles of Amendment to Articles of Incorporation as filed with the Secretary of the State of Florida on November 8, 2012 (incorporated by reference to Exhibit 3.4 filed with the Registrant's Form 10-Q on August 8, 2013)

3.2	Bylaws of MiMedx Group, Inc. effective February 29, 2008 (incorporated by referenced to Exhibit 3.2 to the Company's Current Report on Form 8-K filed on April 2, 2008)

3.2.1	Amendment to the Bylaws of MiMedx Group, Inc. adopted by the Board of Directors on May 11, 2010 (incorporated by reference to the Exhibit 3.2 to the Regristrant's Form 8-K filed on May 14, 2010)

5.1	Opinion of Troutman Sanders LLP

10.1
MiMedx Group, Inc. 2006 Assumed Stock Incentive Plan, as amended and restated effective February 25, 2014 (incorporated by reference to Exhibit 10.1 of the Registrant's Form 8-K filed on March 3, 2014)

10.2	Form of Restricted Stock Agreement for Non-employee Directors (incorporated by reference to Exhibit 10.66 to the Registrant's Form 10-Q filed on August 8, 2013)

10.3	Form of Restricted Stock Agreement under the MiMedx Group, Inc. 2006 Assumed Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrants Form 10-K filed on March 4, 2014)

10.4	Form of Incentive Award Agreement under the MiMedx Group, Inc. 2006 Assumed Stock Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrants Form 10-K filed on March 4, 2014)

10.5
Form of Nonqualified Incentive Award Agreement under the MiMedx Group, Inc. 2006 Assumed Stock Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registrants Form 10-K filed on March 4, 2014)

23.1	Consent of Troutman Sanders LLP (included in Exhibit 5.1)

23.2	Consent of Cherry Bekaert LLP

24	Power of Attorney (included in the signature page hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act, MiMedx Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of  Marietta, State of Georgia, on this 4th  day of November 2014.

MIMEDX GROUP, INC.

By:	/s/ Michael J. Senken
	Name:	Michael J. Senken
	Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Parker H. Petit, Michael J. Senken and Roberta McCaw, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated below.

Signature/Name	Title	Date

/s/ Parker H. Petit	Chairman of the Board, Chief Executive Officer and Director	November 4, 2014
Parker H. Petit	(principal executive officer)

/s/ Michael J. Senken	Chief Financial Officer	November 4, 2014
Michael J. Senken	(principal financial and accounting officer)

/s/ William C. Taylor	President, Chief Operating Officer and Director	November 4, 2014
William C. Taylor

/s/ Charles E. Koob	Director	November 4, 2014
Charles E. Koob

/s/ Larry W. Papasan	Director	November 4, 2014
Larry W. Papasan

/s/ Joseph G. Bleser	Director	November 4, 2014
Joseph G. Bleser

/s/ J. Terry Dewberry	Director	November 4, 2014
J. Terry Dewberry

[Signatures Continued on Following Page]

/s/ Bruce L. Hack	Director	November 4, 2014
Bruce L. Hack

/s/ Charles R. Evans	Director	November 4, 2014
Charles R. Evans

/s/ Neil S. Yeston	Director	November 4, 2014
Neil S. Yeston